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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Six Flags, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of Six Flags, Inc of our report dated February 28, 2003, with respect to the consolidated balance sheets of Six Flags, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Six Flags, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.

Our report refers to a change in the method of accounting for goodwill and other intangible assets in 2002 and a change in the method of accounting for derivative instruments and hedging activities in 2001.

                      KPMG LLP

Oklahoma City, Oklahoma
June 4, 2003

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Independent Auditors' Consent